UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 19, 2014

NATIONAL GENERAL HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36311	27-1046208
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

59 Maiden Lane, 38th Floor

New York, New York 10038

(Address of principal executive offices) (zip code)

(212) 380-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 19, 2014, we completed the sale of an aggregate of 13,570,000 shares of our common stock in a private placement exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), for aggregate proceeds of approximately $190 million. In the private placement, FBR Capital Markets & Co. acted as the initial purchaser for the shares sold to investors pursuant to Rule 144A and Regulation S under the Securities Act, and as placement agent for the shares sold to investors pursuant to Regulation D under the Securities Act. The shares of common stock were sold to investors at an offering price of $14.00 per share. After deducting aggregate placement fees and initial purchaser’s discounts of approximately $11.4 million, we received net proceeds of approximately $178.5 million.

In connection with the private placement, we entered into a registration rights agreement for the benefit of the holders of the shares sold in the private placement. Pursuant to the registration rights agreement, we have agreed to file a resale shelf registration statement with the Securities and Exchange Commission within 75 days following the closing of the private placement with respect to the resale of the shares of our common stock sold in this private placement (the “shelf registration statement”). We have also agreed to use our commercially reasonable efforts to cause the shelf registration statement to become effective under the Securities Act as soon as practicable after its initial filing, but in any event within 150 days after the closing of the private placement, and to maintain its continuous effectiveness under the Securities Act for the period set forth in the registration rights agreement.

This description of the registration rights agreement is qualified in its entirety by reference to the registration rights agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this report is incorporated by reference into this Item 3.02.

Item 8.01	Other Events.

Our common stock has been approved for listing on the NASDAQ Global Market under the symbol “NGHC” and we expect that shares of our common stock (excluding the shares sold in the private placement described in Item 1.01 above) will be listed and begin trading on the NASDAQ Global Market on February 20, 2014.

Item 9.01	Financial Statements And Exhibits.

(d) Exhibits.

10.1	Registration Rights Agreement, dated February 19, 2014, between the Company and FBR Capital Markets & Co.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL GENERAL HOLDINGS CORP.

Date: February 20, 2014	By:	/s/ Jeffrey Weissmann
Jeffrey Weissmann
General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

10.1	Registration Rights Agreement, dated February 19, 2014, between the Company and FBR Capital Markets & Co.